EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our reports dated January 17, 2008 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Taxable Income Series 124 (Investment Grade Trust, Series 28 and Insured Income Trust, Series 161) as of January 17, 2008 contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of our reports in the Registration Statement and Prospectuses and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
January 17, 2008